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                                                                     Exhibit 5.1

                                 March 6, 2007

Wellsford Real Properties, Inc.
26th Floor
535 Madison Avenue
New York, New York 10022

            Re:   Registration Statement on Form S-4

Ladies and Gentlemen:

            We have served as Maryland counsel to Wellsford Real Properties, Inc., a Maryland corporation (the "Company"), and to Reis Services, LLC, a Maryland limited liability company and a wholly owned subsidiary of the Company ("Merger Sub"), in connection with certain matters of Maryland law arising out of the registration of 6,795,266 shares (the "Shares") of the Company's common stock, par value $0.02 per share ("Common Stock"), covered by the Company's Registration Statement on Form S-4 and any amendments thereto (the "Registration Statement"), filed by the Company with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "1933 Act"). The Shares are to be issued to the stockholders of Reis, Inc., a Delaware corporation ("Reis"), in connection with the merger (the "Merger") of Reis with and into Merger Sub, pursuant to the Agreement and Plan of Merger, dated as of October 11, 2006 (the "Merger Agreement"), by and among the Company, Merger Sub and Reis. Unless otherwise defined herein, capitalized terms used herein shall have the meanings assigned to them in the Registration Statement.

            In connection with our representation of the Company, and as a basis for the opinion hereinafter set forth, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (hereinafter collectively referred to as the "Documents"):

            1. The Registration Statement and the related joint proxy statement/ prospectus included therein in the form in which it was transmitted to the Commission under the 1933 Act;

            2. The charter of the Company (the "Charter"), certified as of a recent date by the State Department of Assessments and Taxation of Maryland (the "SDAT");

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Wellsford Real Properties, Inc.
March 6, 2007
Page 2

            3. The Bylaws of the Company (the "Bylaws"), certified as of the date hereof by an officer of the Company;

            4. The Certificate of Formation of Merger Sub, certified as of a recent date by the SDAT;

            5. The Operating Agreement of Merger Sub, certified as of the date hereof by an officer of the Company;

            6. Resolutions (the "Resolutions") adopted by the Board of Directors of the Company, relating to the authorization and approval of (i) the Merger, in its capacity as sole member of Merger Sub, and (ii) the registration and issuance of the Shares, certified as of the date hereof by an officer of the Company;

            7. The Merger Agreement;

            8. A certificate of the SDAT as to the good standing of the Company, dated as of a recent date;

            9. A certificate executed by an officer of the Company, dated as of the date hereof; and

            10. Such other documents and matters as we have deemed necessary or appropriate to express the opinion set forth below, subject to the assumptions, limitations and qualifications stated herein.

            In expressing the opinion set forth below, we have assumed the following:

            1. Each individual executing any of the Documents, whether on behalf of such individual or another person, is legally competent to do so.

            2. Each individual executing any of the Documents on behalf of a party (other than the Company) is duly authorized to do so.

            3. Each of the parties (other than the Company and Merger Sub) executing any of the Documents has duly and validly executed and delivered each of the Documents to which such party is a signatory, and such party's obligations set forth therein are legal, valid and binding and are enforceable in accordance with all stated terms.

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Wellsford Real Properties, Inc.
March 6, 2007
Page 3

            4. All Documents submitted to us as originals are authentic. The form and content of all Documents submitted to us as unexecuted drafts do not differ in any respect relevant to this opinion from the form and content of such Documents as executed and delivered. All Documents submitted to us as certified or photostatic copies conform to the original documents. All signatures on all Documents are genuine. All public records reviewed or relied upon by us or on our behalf are true and complete. All representations, warranties, statements and information contained in the Documents are true and complete. There has been no oral or written modification of or amendment to any of the Documents, and there has been no waiver of any provision of any of the Documents, by action or omission of the parties or otherwise.

            5. None of the Shares will be issued, sold or transferred in violation of any restriction or limitation contained in the Charter or the Bylaws.

            6. The issuance of the Shares will be approved by the affirmative vote of a majority of the votes cast by the stockholders of the Company at the Special Meeting of the Stockholders of the Company contemplated by joint proxy statement/ prospectus included in the Registration Statement.

            7. The Merger will have become effective under Maryland law and Delaware law prior to the issuance of the Shares.

            Based upon the foregoing, and subject to the assumptions, limitations and qualifications stated herein, it is our opinion that:

            1. The Company is a corporation duly incorporated and existing under and by virtue of the laws of the State of Maryland and is in good standing with the SDAT.

            2. Merger Sub is a limited liability company duly formed and existing under and by virtue of the laws of the State of Maryland and is in good standing to transact business in Maryland.

            3. The issuance of the Shares has been duly authorized and, when and if issued and delivered upon completion of the Merger in accordance with the Resolutions and the Merger Agreement (assuming that, upon issuance, the total number of shares of Common Stock issued and outstanding will not exceed the total number of shares of Common Stock that the Company is then authorized to issue under the Charter), the Shares will be validly issued, fully paid and nonassessable.

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Wellsford Real Properties, Inc.
March 6, 2007
Page 4

            The foregoing opinion is limited to the laws of the State of Maryland and we do not express any opinion herein concerning any other law. We express no opinion in connection with federal securities laws, the securities (or "blue sky") laws of the State of Maryland or as to federal or state laws regarding fraudulent transfers. To the extent that any matter as to which our opinion is expressed herein would be governed by the laws of any jurisdiction other than the State of Maryland, we do not express any opinion on such matter. The opinion expressed herein is subject to the effect of judicial decisions which may permit the introduction of parol evidence to modify the terms or the interpretation of agreements.

            The opinion expressed herein is limited to the matters specifically set forth herein and no other opinion shall be inferred beyond the matters expressly stated. We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof.

            This opinion is being furnished to you for submission to the Commission as an exhibit to the Registration Statement. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of the name of our firm therein in the section captioned "Legal Matters" in the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the 1933 Act.

                                   Very truly yours,

                                   /s/ Venable LLP